UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 1, 2012

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada

(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2012, Frederick H. Earnest was appointed as the Chief Executive Officer of the Registrant.  Prior to his appointment as Chief Executive Officer, Mr. Earnest was the President and Chief Operating Officer of the Registrant.  Accordingly, Mr. Earnest’s new title is now President and Chief Executive Officer of the Registrant.

Mr. Earnest’s appointment as Chief Executive Officer of the Registrant follows the retirement, effective January 1, 2012, of Michael B. Richings as the Executive Chairman and Chief Executive Officer of the Registrant.  Mr. Richings will continue to serve as a director of the Registrant and as the Chairman of the Registrant’s board of directors.

Mr. Earnest earned a Bachelor of Science Degree in Mining Engineering from the Colorado School of Mines in 1987 and has over 25 years of experience in the design, evaluation, permitting, construction and operation of mining projects in the Americas and Australia.  Mr. Earnest has served as the President and Chief Operating Officer of the Registrant since August 1, 2007 and has been a director of the Registrant since November 6, 2007.  Previously, Mr. Earnest served as Senior Vice President, Project Development of the Registrant from September 2006 to August 2007.  In addition, Mr. Earnest served as President of Pacific Rim El Salvador, S.A. de C.V., a mining company, from June 2004 to September 2006, and as General Manager and Legal Representative of Compañía Minera Dayton, a mining company, from April 1998 to June 2004 (both companies were subsidiaries of Pacific Rim Mining Corp.).

Mr. Earnest is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers.  The Registrant has not engaged in any transaction in which Mr. Earnest or a person related to Mr. Earnest had a direct or indirect material interest.  To the Registrant’s knowledge, there is no arrangement or understanding between any of its officers and Mr. Earnest pursuant to which Mr. Earnest  was selected to serve as the Chief Executive Officer of the Registrant.

Pursuant to Mr. Earnest’s appointment as Chief Executive Officer, the Company has agreed to increase Mr. Earnest’s annual salary to $325,000.

Item 7.01  Regulation FD

On January 3, 2012, the Registrant issued a press release announcing that effective January 1, 2012, Frederick H. Earnest, President and Chief Operating Officer of the Corporation was appointed to the role of Chief Executive Officer.  Mr. Earnest’s new title will be President and Chief Executive Officer of the Corporation.  Mr. Earnest’s appointment follows the retirement of Michael B. Richings as Executive Chairman and Chief Executive Officer.  Mr. Richings will continue to be actively involved with the Registrant in his role as a director and Chairman of the Board of Directors.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit No.	Description
99.1	Press Release dated January 3, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: January 4, 2012	By:	/s/Terri L. Eggert
Terri L. Eggert
Interim Chief Financial Officer